                                                                   EXHIBIT 10.42


                              RESCISSION AGREEMENT



        This Rescission Agreement is entered into as of the 30th day of April, 1997 by and among Bristol Retail Solutions Inc., a Delaware corporation (formerly known as Bristol Technology Systems, Inc.) ("Bristol"), International Systems & Electronics Corporation, a Delaware Corporation (the "Company"), and Pedro Penton, an individual who is a resident of the State of Florida ("Shareholder").

                                   WITNESSETH:

        WHEREAS, the parties entered into an Agreement and Plan of Merger, dated as of March 26, 1997 (the "Merger Agreement"), pursuant to which the International Systems & Electronics Corporation, a Florida corporation, merged with and into (the "Merger") Bristol Merger Corporation, then a wholly-owned subsidiary of Bristol, and the Merger was effected on April 30, 1997 (the "Effective Date");

        WHEREAS, pursuant to the terms of the Merger Agreement, on the Effective Date the Shareholder exchanged all outstanding shares of capital stock of the Company (the "Company Shares") with Bristol for cash in the amount of One Million One Hundred Thousand Dollars ($1,100,000) in immediately available funds and 130,434 shares of Bristol's Common Stock (the "Restricted Stock"); and

        WHEREAS, each of Bristol, the Company and the Shareholder hereby mutually agree to rescind, ab initio, the Merger Agreement, and each of the other agreements related thereto, pursuant to the terms of this Rescission Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereto hereby agree as follows:

        SECTION 1.THE RESCISSION.

        Each of Bristol, the Company and the Shareholder hereby mutually agrees that the Merger Agreement is rescinded in its entirety, and is void ab initio. The parties intend to restore themselves to their relative positions had the Merger Agreement never been consummated under the following terms. Prior to the Closing (as defined below), the Shareholder shall form a Florida corporation ("Florida Corp.") pursuant to which, at the Closing, the parties shall cause the Company to be merged with and into Florida Corp. and the Florida Corp. shall be the survivor (the "Rescission Merger"). The Shareholder shall own all of the outstanding capital stock of Florida Corp. The parties shall use their best efforts to prepare and finalize the Rescission Merger at the Closing. Accordingly, at a Closing with respect to this Rescission Agreement which the parties intend to use their best efforts to effect on or before August 15, 1997 (the "Closing"), the parties hereby intend to make the following deliveries:

               (a)    Deliveries of the Shareholder:

                      (i) The Shareholder shall deliver and transfer to Bristol
               the Restricted Stock, with a duly executed stock assignment separate from certificate;

                      (ii) The Shareholder shall deliver to Bristol cash in the
               amount of Two Hundred Fifty Thousand Dollars ($250,000), payable by check or wire transfer;

                      (iii) The Shareholder shall deliver to Bristol an executed
               Promissory Note substantially in the form of Exhibit A hereto (the "Note");

                      (iv) From time to time after the Closing, the Shareholder
               shall cause Florida Corp. to transfer and deliver to Bristol finished goods inventory as more particularly described on Annex A hereto (the "Inventory") and at the time of each such delivery shall cause Florida Corp. to deliver to Bristol an executed Bill of Sale in substantially the form of Exhibit B hereto; and

                      (v) The Shareholder shall deliver to Bristol an executed
               Consulting Agreement substantially in the form of Exhibit C hereto (the "Consulting Agreement").

               (b)    Deliveries of Bristol.

                      (i) Bristol shall deliver and transfer to the Shareholder
               or to any person or entity directed by Shareholder, the Company Shares, with a duly executed stock assignment separate from certificate; and

                      (ii) Bristol shall deliver to the Shareholder an executed
               Consulting Agreement.

        SECTION 2.REPRESENTATIONS, WARRANTIES AND COVENANTS.

               (a) Representations of the Shareholder. The Shareholder hereby represents as of the date hereof and on the Closing Date, and as of the Closing Date the Shareholder will cause the Florida Corp. to hereby represent that:

                      (i) it has the full right, power and authority to execute
               and deliver this Rescission Agreement, the Bill of Sale, the Note and the Consulting Agreement, as applicable, and to carry out and perform the provisions hereof and thereof;

                      (ii) the Inventory will consist of finished goods which
               will be items of quality usable or saleable in the ordinary course of business and will be saleable at values equal to at least book value amounts thereof;

                      (iii) Bristol will receive good and valid title to the
               Restricted Stock, free and clear of any claim, lien, encumbrance, security interest or other defect in title created by or under Shareholder. Shareholder and the Company make no warranty or representation regarding securities laws or other state or federal laws related to the ownership, surrender or conveyance of the Restricted Stock;

                      (iv) this Rescission Agreement, the Note and the
               Consulting Agreement are or will be, as applicable, and upon execution each Bill of Sale will be, the valid and binding obligations of each such party, enforceable against each such party in accordance with its terms;

                      (v) the execution, delivery and performance by the
               Shareholder of this Rescission Agreement and the transactions contemplated hereby does not violate any law, statute or regulation or any contract, agreement or instrument binding upon the Company. Shareholder makes no warranty or representation regarding securities laws or other state or federal laws related to the ownership, surrender or conveyance of the Restricted Stock;

                      (vi) Except for actions taken by Bristol without knowledge and approval of Shareholder, Bristol shall have no liability with respect to the ownership of the Company Shares on account of the Merger Agreement;

                      (vii) Within 30 days after the Closing, the Shareholder
               shall cause Bristol to be removed and released from each and every guarantee entered into by Bristol or to which Bristol is committed.

               (b) Representations of Bristol. Bristol hereby represents that:

                      (i) it has the full right, power and authority to execute
               and deliver this Rescission Agreement, the Consulting Agreement and the Security Agreement, and to surrender the Company Shares pursuant to Section 1 hereinabove. No action has been taken by Bristol with respect to the Company except as has been previously disclosed to or approved by the Shareholder in writing;

                      (ii) the Shareholder will receive good and valid title to
               the Company Shares, free and clear of any claim, lien, encumbrance, security interest or other defect in title;

                      (iii) this Rescission Agreement and the Consulting
               Agreement are each the valid and binding obligation of Bristol, enforceable against Bristol in accordance with its terms; and

                      (iv) the execution, delivery and performance by Bristol of this Rescission Agreement and the transactions contemplated hereby does not violate any law, statute, or regulation or any contract, agreement or instrument binding upon Bristol and does not violate any securities laws or other laws related to transfer of the Restricted Stock.

               (c) Representations of all Parties. No representation or warranty made by any party herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

               (d) Covenants. Each of the parties will, at any time and from time to time, use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to fulfill their respective obligations under this Rescission Agreement. The parties hereby agree that on or before the Closing, they will cause to be terminated that certain Lease Agreement between Penton Realty (an entity controlled by the Shareholder) and the Company.

               (e) Noncompetition. Bristol hereby agrees that from the date hereof until December 31, 1998, Bristol will not compete directly with the Company in the sale of any NCR "food" products within the Company's current territory located within Southern Florida (from Key West to Palm Beach County on the east coast to Sarasota on the west coast). Bristol will also not compete with the Company in the sale of any NCR "hospitality" products within the entire State of Florida for such period. The parties hereby acknowledge that Bristol may compete with the Company at any time within the State of Florida with respect to the sale of any other "non-NCR" product line. The parties also hereby expressly acknowledge and agree that in the event that the Shareholder breaches any of his obligations under or in respect of the Consulting Agreement, Bristol's obligations under this Section 2(e) shall be of no force and effect.

        SECTION 3.MERGER AGREEMENT VOID.

               Each of the parties hereby agrees that the Merger Agreement is null and void and is of no force and effect, ab initio, and each such party's obligations are such that the Merger Agreement had never been entered into.

        SECTION 4.INDEMNIFICATION.

               (a) The Shareholder's Indemnification. After the Closing, the Shareholder shall, and shall cause Florida Corp. to, jointly and severally, indemnify and hold harmless Bristol and any of its officers, directors, agents, and employees, and any of Bristol's parents or subsidiaries (each such person, its successors and assigns, is referred to herein as an "Indemnified Bristol"), at all times from and after the date of this Rescission Agreement, against and in respect of the following:

                      (i) All liabilities of the Shareholder or the Company or
               claims against the Shareholder or the Company, whether accrued, absolute, contingent or otherwise which arise out of the Shareholder's ownership of the Company Shares prior to the Effective Date and on and after the Closing Date, or which arise out of Bristol's day to day operation of the Company between the Effective Date and the Closing Date;

                      (ii) Any loss, claim, liability, expense or other damage
               incurred by any Indemnified Bristol caused by, resulting from or arising out of any failure on the part of the Shareholder or the Company to perform any covenant in this Rescission Agreement or any exhibit, annex or other instrument or certificate delivered pursuant hereto or any material breach of warranty or any materially inaccurate or erroneous representation made by the Shareholder or the Company in this Rescission Agreement or in any exhibit, annex or other instrument or certificate delivered pursuant hereto; and

                      (iii) Any and all actions, suits, proceedings, demands,
               assessments, judgments, costs and legal and other expenses, including attorneys' fees, incidental to any of the foregoing.

               (b) Bristol's Indemnification. Bristol hereby indemnifies and holds harmless the Shareholder and the Company (each such person, its successors and assigns, is referred to herein as an "Indemnified Company"), at all times from and after the date of this Agreement, against and in respect of the following:

                      (i) Any loss, claim, liability, expense or other damage
               incurred by any Indemnified company caused by, resulting from or arising out of any failure on Bristol's part to perform any covenants in this Rescission Agreement or any exhibit, annex or other instrument or certificate delivered pursuant hereto or any material breach of warranty or any material inaccurate or erroneous representation made by or on behalf of Bristol in this Rescission Agreement or in any exhibit, annex or other instrument or certificate delivered pursuant hereto; and

                      (ii) Any and all actions, suits, proceedings, demands,
               assessments, judgments, costs and legal and other expenses, including attorneys' fees, incidental to any of the foregoing.

        SECTION 5.MISCELLANEOUS.

               This Rescission Agreement, together with the agreements referred to herein, contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written, oral negotiations, commitments and undertakings.

               The parties hereto agree to report the transactions contemplated herein as a rescission, for purposes of all filings made to any local, state and federal taxing authorities.

               This Rescission Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               The parties hereto agree that (a) the contents of this Rescission Agreement (but not the effect of the transaction) and (b) any and all information delivered to the other in connection herewith concerning the business and financial affairs of Bristol, the Shareholder and the Company shall be held in confidence by the recipient party and its agents and representatives and shall not be disclosed to other parties without the prior written consent of the party to which such information pertains, which consent shall not be unreasonably withheld; provided, however, that each party shall have the right to make such public announcements and filings as it may deem appropriate to comply with applicable law, including applicable securities laws; and provided, further, however, that the material set forth above may be disclosed by Bristol, the Shareholder or the Company as necessary to lending institutions and auditors.

               No performance or execution of this Rescission Agreement in whole or in part by a party hereto shall constitute a waiver by such party or prevent such party from asserting his or its rights hereunder, nor shall a waiver of or failure to exercise one or more rights hereunder constitute a waiver of any other rights.

               Any amendment, supplement or modification of or to any provisions of this Rescission Agreement, any waiver of any provision of this Rescission Agreement, and any consent to any departure by any party from the terms of any provision of this Rescission Agreement, shall be effective (i) only if it is made or given in writing and signed by the other parties, and (ii) only in the specific instance and for the specific purpose for which it is made or given.

               This Rescission Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, except the conflict of laws provisions thereof. All judicial proceedings brought in respect of this Rescission Agreement or the transactions contemplated hereby may be brought in any state or federal court of competent jurisdiction in the State of Delaware and the parties accept for themselves the jurisdiction of such courts.

               Every provision of this Rescission Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Rescission Agreement.

               Subject to the provisions regarding severability contained herein, this Rescission Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. The provisions of this Rescission Agreement are intended solely for the benefit of the parties hereto, and no other party is entitled to any rights, benefits, or privileges created hereunder.

        As of the Closing, the parties shall each execute and deliver a mutual release with respect to all matters except the matters set forth in this Rescission Agreement and the documents contemplated hereby, which release shall be in form and substance satisfactory to each such party.

        IN WITNESS WHEREOF, the parties have duly executed this Rescission Agreement as of the date first mentioned above.

                               BRISTOL RETAIL SOLUTIONS, INC., a Delaware corporation (formerly Bristol Technology Systems, Inc.)



                               By:
                                   --------------------------------------
                               Name:
                                    -------------------------------------
                               Title:
                                     ------------------------------------


                               INTERNATIONAL SYSTEMS & ELECTRONICS
                               CORPORATION, a Delaware corporation



                               By:
                                   --------------------------------------
                               Name:
                                    -------------------------------------
                               Title:
                                     ------------------------------------



                               ------------------------------------------
                               PEDRO PENTON

                                     ANNEX A

                                    INVENTORY

        The Shareholder and the Company each hereby agree that the right to receive up to $250,000 (valued at not more than market cost) in finished goods inventory of the Company is hereby transferred to Bristol. Bristol may request in writing specific inventory items no more than one time each month (not to exceed $41,667 in inventory for any single month and promptly upon such request, the Shareholder and the Company shall deliver to Bristol such Inventory).

        The Company will permit Bristol to request orders of Inventory in excess of such monthly amounts and such requests will be agreed to by the Company in such quantities and at such prices in its sole discretion. Any amounts not paid by Bristol to the Shareholder in accordance with the indemnification provisions in the Rescission Agreement may be offset by the Shareholder with respect to any Inventory and to Bristol hereunder. Any failure of the Company to deliver Inventory to Bristol shall constitute a breach of the terms of the Rescission Agreement for which Bristol shall be entitled to indemnification thereunder.



                                     Annex A

                                    EXHIBIT A


                            UNSECURED PROMISSORY NOTE

$350,000                                          Newport Beach, California
                                                                  April 30, 1997


        FOR VALUE RECEIVED, Pedro Penton and International Systems & Electronics Corporation, a Florida corporation (the "Borrower") hereby promises to pay to the order of Bristol Retail Solutions, Inc., a Delaware corporation (the "Lender"), at Lender's office located at 5000 Birch Street, Suite 205, Newport Beach, CA 92660, in lawful money of the United States of America, the principal sum of $350,000 dollars together with interest at the rate of 8.5% per annum on the unpaid principal balance from January 1, 1998 to the date such principal balance is paid in full. The outstanding principal amount of this Note, together with all interest accrued thereon shall be payable in 30 monthly installments of $12,991.24 commencing on January 1, 1998 and ending on June 1, 2000.

        The outstanding principal amount of this Note, together with all interest accrued, may be prepaid at any time, in whole or in part, at the option of Borrower without penalty or premium.

        Upon the occurrence of any of the following specified events (each an "Event of Default"):

        (a) Borrower shall default in the payment within ten days after the date when due of any principal or interest owed under this Note or the Borrower shall breach any of its obligations under the Consulting Agreement with Bristol entered into on the date hereof; or

        (b) Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect; or an involuntary case is commenced against Borrower and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian is appointed for, or takes charge of, all or substantially all of the property of Borrower, or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, or there is commenced against Borrower any such proceeding and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case, or Borrower is adjudicated insolvent or bankrupt;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, Lender may declare the principal of and any accrued interest in respect of this Note, and all obligations owed hereunder to be, whereupon the same shall become, due and payable without presentment, demand protest, or other notice of any kind, all of which are hereby waived by Borrower.

        This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the balance owed at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate permitted by law. If by the terms of this Note Borrower is at any time required or obligated to pay interest on the balance owed at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance.

        Borrower shall pay to Lender all fees and expenses incurred by Lender in enforcing its rights under this Note, including, without limitation, all fees and expenses of Lender's attorneys.

        No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder or thereunder.

        This Note shall be construed in accordance with and be governed by the law of the State of Delaware. All judicial proceedings brought against Borrower with respect to this Note may be brought in any state court or federal court of competent jurisdiction in the State of Delaware, and by execution and delivery of this Agreement, Borrower, accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and



                                   Exhibit A-1
irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note from which no appeal has been taken or is available.



                                          ------------------------------
                                          Pedro Penton



                                   Exhibit A-2

                                    EXHIBIT B



                         KNOW ALL MEN BY THESE PRESENTS:

        That [Florida Corp.], a Florida corporation (the "Assignor"), for good and valuable consideration paid to them by Bristol Retail Solutions, Inc., a Delaware corporation ("Assignee") pursuant to a Rescission Agreement, dated as of April 30, 1997 (the "Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby by these presents sell to, and assign, transfer, convey and deliver unto Assignee, its successors and assigns, the following: good and marketable title to the Inventory described on the attached Exhibit and as more fully described on Annex A to the Rescission Agreement.

        TO HAVE AND TO HOLD, unto the said Assignee, its successors and assigns, FOREVER.

        Assignor hereby covenants that from time to time after delivery of this instrument, at Assignee's request and without further consideration, Assignor will duly execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, consents, powers of attorney and assurances as Assignee may reasonably request in order more effectively to convey, transfer or vest in Assignee, and to put it in possession and operation and control of any such Inventory.

        IN WITNESS WHEREOF, Assignor has caused these presents to be signed as of the 30th day of April, 1997.


                                    [FLORIDA CORP.], a Florida corporation



                                    By:______________________________________


                                   Exhibit B-1

                                    EXHIBIT C


                              CONSULTING AGREEMENT


               THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of this 30th day of April, 1997, by and between BRISTOL RETAIL SOLUTIONS, INC., a Delaware corporation (the "Company"), and PEDRO PENTON (the "Consultant").


                                 R E C I T A L S


               The Company desires to retain Consultant to perform certain services for the Company as hereinafter set forth, and the Consultant is willing to perform such services for the Company, for the period and pursuant to the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Consultant, intending to be legally bound, hereby agree as follows:

               1. ENGAGEMENT. The Company hereby engages and retains Consultant to perform the services hereinafter set forth for the Company and Consultant accepts such engagement and agrees to perform such services for the Company in a diligent and timely manner.

               2. TERM. The term of Consultant's engagement hereunder shall commence on the date of this Agreement and terminate on December 31, 2001; provided, that such engagement and this Agreement shall be subject to earlier termination as specified in Paragraph 5 below.

               3. SERVICES. During the term of this Agreement, Consultant agrees to provide the following services to the Company (i) consultation regarding the Company's national account program and international sales efforts, (ii) consultation regarding the Company's dealer recruitment efforts and (iii) such other services as may be reasonably requested by the Company's President, or any designee thereof, from time to time during the term of this Agreement.

               4. COMPENSATION. As compensation for all services to be rendered by Consultant under this Agreement, the Company shall pay to Consultant an aggregate fee of Two Hundred Fifty Thousand Dollars ($250,000), which has been paid in full as of the date hereof, receipt of which is hereby acknowledged by the Consultant. The Company shall reimburse Consultant for all expenses incurred by Consultant which have been approved in advance.

               5. TERMINATION. The Company may terminate this Agreement, for any reason, immediately upon giving written notice ("Termination Notice") to Consultant; provided that Consultant shall not be required to refund any of the Compensation referenced in Section 4; provided, further that if the Company terminates this Agreement by reason of a breach by the Consultant of his obligations hereunder, then as its sole remedy, the Company's covenant not to compete set forth in Section 2(e) of the Rescission Agreement dated April 30, 1997 by and among the Company, International Systems & Electronics Corporation, a Delaware Corporation and the Consultant shall terminate and shall be of no further force and effect.

               6. BENEFITS. The Company shall not be obligated, under this Agreement or otherwise, to provide any benefits to the Consultant.

               7. ASSIGNMENT: This Agreement may not be assigned by Consultant, but may be assigned by the Company to any corporation or other entity which succeeds in interest to its business, by operation of law or otherwise.



                                   Exhibit C-3

               8. NOTICES: All notices required by this Agreement may be delivered by first class mail at the following addresses:

               To the Company:      Bristol Retail Solutions, Inc.
                                    5000 Birch Street, Suite 205
                                    Newport Beach, California  92660

               To Consultant:       Mr. Pedro Penton
                                    8899 N.W. 18th Terrace
                                    Miami, Florida 31172

               9. AMENDMENT: This Agreement may be modified only by written agreement signed by both parties hereto.

               10. CHOICE OF LAW: This Agreement shall be governed by the laws of the State of Delaware. Venue for any action hereunder shall be in the State of Delaware.

               11. PARTIAL INVALIDITY: In the event any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

               12. WAIVER: No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach.

               13. COMPLETE AGREEMENT: This Agreement contains the entire agreement between the parties relating to the subject matter contained herein, and supersedes any and all prior and contemporaneous oral and written agreements relating thereto (if any), which shall have no further force and effect as of the date hereof.

               IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year set forth above.


                                 CONSULTANT



                                 ----------------------------------------
                                 Pedro Penton


                                 COMPANY

                                 BRISTOL RETAIL SOLUTIONS, INC.


                                 By:
                                      -----------------------------------
                                 Its:
                                      -----------------------------------


                                   Exhibit C-3